Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months Ended

March 31, 2022

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, EVP & Chief Investment Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FIRST QUARTER 2022

AND INCREASES FULL YEAR GUIDANCE

Strong Property Performance Leads to Outstanding First Quarter 2022 Results

CHATTANOOGA, Tenn. (May 16, 2022) – CBL Properties (NYSE: CBL) announced results for the first quarter ended March 31, 2022.  Financial results for the periods from January 1, 2021, through March 31, 2021, are referred to as those of the “Predecessor” period. Financial results for the period from January 1, 2022, through March 31, 2022, are referred to as those of the “Successor” period. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Net loss attributable to common shareholders	$(40,722)	$(26,763)
Funds from Operations ("FFO")	$35,000	$90,241
FFO, as adjusted (1)	$57,478	$68,655
(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

Percentage change in same-center Net Operating Income (“NOI”) (1):	Three Months Ended March 31,
2022
Portfolio same-center NOI	10.7%
Mall, Lifestyle Center and Outlet Center same-center NOI	10.8%
(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

KEY TAKEAWAYS:

•

Increases in percentage rent and operating expense controls contributed to an increase in total portfolio same-center NOI of 10.7% for the three months ended March 31, 2022, compared with the prior year period.

•

First quarter outperformance and revised outlook contribute to full year 2022 same-center NOI guidance increasing to $416 - $430 million from prior guidance of $400 - $413 million and FFO, as adjusted, per share guidance increasing to a range of $7.18 -$7.67 per diluted share compared with prior guidance of $7.00 - $7.50 per diluted share.

•

Portfolio occupancy as of March 31, 2022, was 88.3%, representing a 290-basis point improvement compared with 85.4% as of March 31, 2021.  Same-center occupancy for malls, lifestyle centers and outlet centers was 86.5% as of March 31, 2022, representing a 330-basis point improvement compared with 83.2% as of March 31, 2021.

•

Same-center sales per square foot for the trailing 12-months ended March 31, 2022, increased 12.6% as compared to the trailing 12-months (excluding 2020) ended March 31, 2021.  Same-center sales per square foot for the first quarter 2022 increased 0.9% as compared with the first quarter 2021.

•

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended March 31, 2022, was $57.5 million, compared with $68.7 million. The variance in FFO, as adjusted, as compared with the prior year period reflects a significant increase in NOI, offset by an increase in interest expense attributable to the senior unsecured notes and secured credit facility.  Interest payments on the notes and credit facility were not required to be made during the first quarter 2021 as a result of the Company’s bankruptcy filing on November 1, 2020.

•	As of March 31, 2022, the Company had $335.7 million of unrestricted cash and marketable securities.
•	Substantial year-to-date balance sheet improvement, resulting in lower interest costs, extended maturity schedule and greater financial flexibility.

“First quarter results sustained the strong operational and financial momentum of 2021, leading us to increase guidance for the full year," said Stephen D. Lebovitz, CBL's chief executive officer. "Significant year-over-year occupancy gains as well as positive tenant sales growth demonstrate the strength of our properties. Percentage rents, short-term income and collections were above expectations, contributing to double-digit NOI growth.  While first quarter leasing spreads were negative, we anticipate sequential improvement going forward with higher occupancy and increasing demand driving more favorable terms.

“As we have consistently stated, further improving our balance sheet is also a key priority for us. We’ve made significant progress towards accomplishing our goal of fully refinancing the secured notes, including the recently announced partial redemption.  Additionally, since our emergence we have closed several attractive financings, favorable modifications and extensions.  These transactions reduce borrowing costs, increase free cash flow and create greater financial flexibility.  Our strong and improving balance sheet coupled with our intense focus on operational improvements position CBL to deliver significant value to our shareholders.”

NON-GAAP FINANCIAL RESULTS

Net loss attributable to common shareholders for the three months ended March 31, 2022, was $40.7 million, compared with a net loss of $26.8 million, for the three months ended March 31, 2021.

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended March 31, 2022, was $57.5 million, compared with $68.7 million, for the three months ended March 31, 2021.

Same-center NOI for the three months ended March 31, 2022, increased 10.7%, or $10.8 million, to $111.1 million as compared with $100.4 million in the prior-year period, due to a $12.8 million increase in total revenues partially offset by a $2.1 million increase in operating expenses.

Other major variances in same-center NOI for the quarter ended March 31, 2022, include:

•

Minimum rents and other rents increased $12.1 million.  Percentage rents increased $3.0 million and tenant reimbursements declined $2.8 million.  Minimum rents included a $6.9 million positive variance in the estimate for uncollectable revenues. The total estimate for uncollectable revenues for the first quarter 2022 was a reversal of $2.0 million due to collections of amounts that were previously reserved, while the prior-year period reflects an estimate for uncollectable revenues of $4.9 million.

•

Property operating expenses increased $2.5 million compared with the prior year. Maintenance and repair expenses increased $1.0 million. Real estate tax expenses declined by $1.4 million, partially offsetting the above increases.

LIQUIDITY

As of March 31, 2022, CBL had approximately $335.7 million available in unrestricted cash and marketable securities.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Total portfolio	88.3%	85.4%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	86.4%	83.0%
Total lifestyle centers	86.3%	82.8%
Total outlet centers	87.0%	85.4%
Total same-center malls, lifestyle centers and outlet centers	86.5%	83.2%
All Other:
Total open-air centers	94.4%	92.0%
Total other	89.0%	98.7%
(1)

Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied.  Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31,
2022
Stabilized Malls, Lifestyle Centers and Outlet Centers	(11.6)%
New leases	(10.1)%
Renewal leases	(11.8)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less (1):

	Successor	Predecessor
	Sales Per Square Foot for the Trailing Twelve Months Ended March 31,	Sales Per Square Foot for the Trailing Twelve Months Ended March 31,
	2022	2021 (1)	% Change
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$447	$397	12.6%
(1)

Due to the temporary property closures that occurred during 2020 related to COVID-19, the majority of our tenants did not report sales for the full reporting period.  As a result, we are not able to provide a complete measure of sales per square foot for the periods in the year ended December 31, 2020.  Sales per square foot for the trailing twelve months ended March 31, 2021, is comprised of sales reported for the periods April 1 through December 31, 2019 and January 1 through March 31, 2021.

Same-center sales per square foot for the trailing twelve months ended March 31, 2022, increased 12.6% as compared with the trailing twelve months ended March 31, 2021 (excludes 2020).  Same-center sales per square foot for the first quarter 2022 increased 0.9% as compared with the first quarter 2021.

FINANCING ACTIVITY

In May 2022, CBL completed the extension and modification of the non-recourse loan secured by Arbor Place Mall in Douglasville, GA ($101.1 million).  The loan’s maturity was extended to May 2026 and maintained the existing fixed interest rate of 5.1%.

On April 28, 2022, CBL and its 50% joint venture partner, closed on a $40.0 million non-recourse loan ($20 million at CBL’s share) secured by The Shoppes at Eagle Pointe, an open-air center in Cookeville, TN.  The new ten-year CMBS loan bears a fixed interest rate of 5.4%.  The loan replaces the maturing $33.6 million existing partially guaranteed term loan.  Net proceeds to CBL after repayment of the existing loan were $6.7 million.

On April 26, 2022, CBL announced that it has entered into a term sheet for a new $65.0 million non-recourse loan.  The new CMBS loan will be secured by a pool of five open-air centers owned in a 92/8 joint venture, located in Chattanooga, TN.  The open-air centers include Hamilton Crossing, Hamilton Corner, The Terrace, The Shoppes at Hamilton Place, and Hamilton Place - Regal.

The loan will have a ten-year term with a fixed interest rate determined at closing and based upon an agreed upon spread plus the greater of the 10-year swap rate or 10-year US Treasury Rate.  The rate is expected to be in the range of 5.5% - 5.75%, assuming interest rates at closing are comparable to today’s rates.  The loan is expected to close on or around May 25th, subject to completion of customary due diligence and documentation.

In connection with the above financing, the Company’s wholly owned subsidiary, CBL & Associates Holdco II, LLC (the “Issuer”) delivered a conditional notice of redemption to holders of its 10% Senior Secured Notes due 2029 (the “10% Notes”), pursuant to the terms of the indenture governing the 10% Notes, to redeem $60.0 million aggregate principal amount of 10% Notes (the “Redemption”) on May 26, 2022. The Redemption is conditioned upon the receipt by the Issuer of net cash proceeds from the new financing. There can be no assurances as to when or if such condition will be satisfied and the Issuer may waive the condition at its discretion.  Following the planned redemption, $335.0 million principal amount of 10% Notes will remain outstanding.

In March 2022, CBL closed on a new $30.0 million non-recourse loan secured by York Town Center, that provides for a three-year term and a fixed interest rate of 4.75%, interest only for the first 18 months.

In February 2022, CBL closed on the extension and modification of the $133.5 million non-recourse loan secured by Fayette Mall in Lexington, KY.  The loan maturity has been extended for two years, with three additional one-year extension options, subject to certain conditions. The fixed interest rate was reduced from 5.42% to 4.25%.  As part of the modification, two ground leased outparcels were released from the collateral in exchange for the addition of a redeveloped former middle anchor location.

On February 1, 2022, the Company completed the exchange of its $150 million 7% Senior Secured Exchangeable Notes.  The Company issued 10.98 million shares in satisfaction of the full Exchange Amount.

On December 8, 2021, EastGate Mall in Cincinnati, OH ($30.0 million), was placed into receivership and deconsolidated.  CBL no longer controls the property following its transfer to receivership.  Greenbrier Mall ($61.6 million) was placed into receivership as of March 10, 2022, and deconsolidated.  CBL is cooperating in the foreclosure or conveyance of EastGate Mall, Greenbrier Mall, as well as Asheville Mall in Asheville, NC ($62.1 million), which was placed into receivership and deconsolidated in the first quarter 2021.  Once the foreclosures or conveyances are complete, $153.7 million of debt will be removed from CBL’s pro rata share of total debt.

CBL and its joint venture partner have an agreement in principle with the lender on modification of the $35.6 million recourse loan secured by The Outlet Shoppes at Gettysburg in Gettysburg, PA.  The modified loan will have a non-recourse principal balance of $21.0 million ($10.5 million at CBL’s share).  The parties have agreed to a $20.0 million general unsecured claim in the Predecessor’s bankruptcy case.

CBL is in the process of completing modifications and extensions of the loans secured by Parkdale Mall in Beaumont, TX ($68.7 million) and Northwoods Mall in N. Charleston, SC ($60.3 million).  These modifications/extensions are expected to close within next 60-90 days.

CBL and its 50% JV partner have signed a term sheet with an institutional lender for a new $42.5 million loan at Ambassador Town Center.  The new loan will have a term of 7-Years and a fixed interest rate of 4.35%.  Closing is anticipated within the next 60-90 days.  Proceeds will be used to retire the existing $40.9 million loan, which matures in June 2023.

CBL currently expects to repay a $15.1 million loan (CBL’s share $13.9 million) secured by CBL Center that matures in June 2022.

CBL is in the process of negotiating extensions and modifications of the remaining property level mortgage loans with maturities in 2021 and 2022.

DISPOSITIONS

CBL did not complete any significant dispositions in the first quarter 2022.

REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q1 2022, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

After incorporating results for the first quarter 2022 and Management’s revised full year outlook, CBL is providing updated guidance for 2022 FFO, as adjusted, in the range of $222 million - $237 million or $7.18 - $7.67 per diluted share, which assumes same-center NOI in the range of $416.0 million to $430.0 million.  Improvements in expected FFO, as adjusted, are primarily driven by higher than anticipated NOI, partially offset by higher G&A expense and the impact of above and below market lease amortization following the implementation of Fresh Start accounting.

Key Guidance Assumptions:

	Low	High
2022 FFO, as adjusted	$222 million	$237 million
2022 FFO, as adjusted, per share	$7.18	$7.67
Weighted Average Common Shares Outstanding	30.9 million	30.9 million
2022 Same-Center NOI ("SC NOI")	$416 million	$430 million
2022 Change in Same-Center NOI	(6.9)%	(3.8)%

Updated Assumptions driving the projected change in 2022 SC NOI:

	2022 SC NOI Low End (in millions)	2022 SC NOI High End (in millions)	Category Explanation	Variance From Prior Guidance
2021 Actual Same-Center NOI	$447.0	$447.0
Rent from new leases and contractual rent increases	$13.5	$17.0	New rent from stores that opened in 2021 or expected to open in 2022 and net increases from existing tenants including contractual rent bumps and variable rent.	$3.0 million improved expectation following first quarter results, including higher expected percentage rents, and stronger leasing momentum.
Lease Terminations	$(2.5)	$(2.5)	Represents rent lost in 2022 related to stores that terminated leases in 2021.	No change
Store Closures/Non-Renewals	$(13.5)	$(11.5)	Represents rent lost in 2022 related to stores that closed for a partial year in 2021 or are expected to close before year-end 2022.	$3.0 million improved expectation due to lower stores closures in 2022 following positive tenant sales and stronger leasing activity year-to-date.
Lease Renewals/Modifications	$(12.0)	$(10.0)	Impact of negative rent spreads related to renewals or lease modifications completed in 2021 and budgeted for 2022.	$4.0 million improved expectation following strong leasing activity year-to-date.
Operating Expense	$(9.5)	$(7.0)

Increases in operating expenses are primarily driven by the return to normal operating hours versus the shortened operating hours in 2021 due to the impact of COVID, higher contract wage rates (security/janitorial) due to the tight labor market and inflation and higher maintenance and repair expense related to projects that were delayed in 2021, primarily due to labor shortages.

				$4.0 million improved expectation of operating expense for 2022 following first quarter results and expense management.
Reserve for Watch List Tenants	$(7.0)	$(3.0)	Represents credit loss related to tenants that may file for bankruptcy and/or close stores due to underperformance. 2021 was impacted by a negligible credit loss.	$2.0 - $3.0 million improved expectation of the loss related to watch list tenants following first quarter results.
Total Variance	$(31.0)	$(17.0)
2022 SC NOI Guidance	$416.0	$430.0		$16.0 - $17.0 million total increase from prior guidance range of $400 - $413 million
% Variance	(6.9)%	(3.8)%

Reconciliation of GAAP Earnings Per Share to 2022 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$(8.97)	$(8.50)
Add: depreciation and amortization	12.81	12.81
Add: debt discount accretion, net of noncontrolling interests' share	5.18	5.18
Less: Gain on depreciable property	(0.02)	(0.02)
Adjustment for unconsolidated affiliates with negative investment	(0.41)	(0.41)
Non-cash default interest expense	(0.29)	(0.29)
Gain on deconsolidated	(1.17)	(1.17)
Reorganization item, net	0.05	0.05
Expected FFO, as adjusted, per diluted, fully converted common share	$7.18	$7.65

2022 Estimate of Capital Items:

	Low	High
2022 Estimated Deferred Maintenance/Tenant Allowances	$35 million	$45 million
2022 Estimated Development/Redevelopment Expenditures	$20 million	$30 million
2022 Estimated Principal Amortization (Including Est. Term Loan ECF)	$105 million	$120 million
Total Estimate	$160 million	$195 million

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 95 properties totaling 59.6 million square feet across 24 states, including 57 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor	Predecessor
	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2022	2021
REVENUES:
Rental revenues	$135,332	$128,175
Management, development and leasing fees	1,769	1,659
Other	3,001	3,350
Total revenues	140,102	133,184
EXPENSES:
Property operating	(23,344)	(21,802)
Depreciation and amortization	(68,943)	(48,112)
Real estate taxes	(14,435)	(16,551)
Maintenance and repairs	(10,566)	(10,781)
General and administrative	(18,074)	(12,612)
Loss on impairment	—	(57,182)
Litigation settlement	81	858
Total expenses	(135,281)	(166,182)
OTHER INCOME (EXPENSES):
Interest and other income	155	776
Interest expense	(90,659)	(24,130)
Gain on deconsolidation	36,250	55,131
Gain (loss) on sales of real estate assets	16	(299)
Reorganization items, net	(1,571)	(22,933)
Income tax provision	(801)	(751)
Equity in earnings (losses) of unconsolidated affiliates	8,566	(3,076)
Total other income (expenses)	(48,044)	4,718
Net loss	(43,223)	(28,280)
Net loss attributable to noncontrolling interests in:
Operating Partnership	15	698
Other consolidated subsidiaries	2,486	819
Net loss attributable to common shareholders	$(40,722)	$(26,763)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(1.45)	$(0.14)
Weighted-average common and potential dilutive common shares outstanding	27,998	196,509

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Net loss attributable to common shareholders	$(40,722)	$(26,763)
Noncontrolling interest in loss of Operating Partnership	(15)	(698)
Depreciation and amortization expense of:
Consolidated properties	68,943	48,112
Unconsolidated affiliates	8,520	13,530
Non-real estate assets	(198)	(541)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(899)	(581)
Loss on impairment	—	57,182
Gain on depreciable property	(629)	—
FFO allocable to Operating Partnership common unitholders	35,000	90,241
Debt discount accretion, net of noncontrolling interests' share (1)	78,463	—
Adjustment for unconsolidated affiliates with negative investment (2)	(12,547)	—
Senior secured notes fair value adjustment (3)	198	—
Litigation settlement (4)	(81)	(858)
Non-cash default interest expense (5)	(8,876)	11,470
Gain on deconsolidation (6)	(36,250)	(55,131)
Reorganization items, net (7)	1,571	22,933
FFO allocable to Operating Partnership common unitholders, as adjusted	$57,478	$68,655
FFO per diluted share	$1.25	$0.45
FFO, as adjusted, per diluted share	$2.05	$0.34
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	28,009	201,627
(1)

In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted over the terms of the respective mortgage notes payable using the effective interest method.

(2)

Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.

(3)

Represents the fair value adjustment recorded on the Company’s 10% senior secured notes (the “Secured Notes”) as interest expense for the three months ended March 31, 2022. The Company elected the fair value option in conjunction with the issuance of its Secured Notes.

(4)

Represents a credit to litigation settlement expense in each of the three-month periods ended March 31, 2022 and 2021 related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.

(5)

The three months ended March 31, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained. The three months ended March 31, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing the Chapter 11 Cases, as well as loans secured by properties that were in default due to the Company filing the Chapter 11 Cases.

(6)

For the three months ended March 31, 2022, the Successor Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the three months ended March 31, 2021, the Predecessor Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(7)

Represents costs incurred subsequent to the Company filing the Chapter 11 Cases associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses, U.S. Trustee fees and debt discounts expensed in accordance with ASC 852.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Diluted EPS attributable to common shareholders	$(1.45)	$(0.14)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	2.72	0.30
Loss on impairment	—	0.29
Gain on depreciable property	(0.02)	—
FFO per diluted share	$1.25	$0.45

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,395	$1,111

Straight-line rental income adjustment	$2,917	$(3,263)

Gain (loss) on outparcel sales	$16	$(299)

Net amortization of acquired above- and below-market leases	$(6,157)	$52

Income tax provision	$(801)	$(751)

Interest capitalized	$228	$19

Estimate of uncollectable revenues	$2,076	$(6,486)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Straight-line rent receivable	$5,402	$48,528

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Net loss	$(43,223)	$(28,280)
Adjustments:
Depreciation and amortization	68,943	48,112
Depreciation and amortization from unconsolidated affiliates	8,520	13,530
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(899)	(581)
Interest expense	90,659	24,130
Interest expense from unconsolidated affiliates	18,497	9,849
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,570)	(967)
(Gain) loss on sales of real estate assets	(16)	299
Gain on sales of real estate assets of unconsolidated affiliates	(629)	—
Adjustment for unconsolidated affiliates with negative investment	(12,547)	—
Gain on deconsolidation	(36,250)	(55,131)
Loss on impairment	—	57,182
Litigation settlement	(81)	(858)
Reorganization items, net	1,571	22,933
Income tax provision	801	751
Lease termination fees	(1,395)	(1,111)
Straight-line rent and above- and below-market lease amortization	3,240	3,211
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	2,486	819
General and administrative expenses	18,074	12,612
Management fees and non-property level revenues	(1,086)	(2,580)
Operating Partnership's share of property NOI	114,095	103,920
Non-comparable NOI	(2,979)	(3,569)
Total same-center NOI (1)	$111,116	$100,351
Total same-center NOI percentage change	10.7%
(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Malls	$78,490	$71,240
Outlet centers	4,326	3,745
Lifestyle centers	10,124	8,874
Open-air centers	12,815	11,572
Outparcels and other	5,361	4,920
Total same-center NOI (1)	$111,116	$100,351
Percentage Change:
Malls	10.2%
Outlet centers	15.5%
Lifestyle centers	14.1%
Open-air centers	10.7%
Outparcels and other	9.0%
Total same-center NOI (1)	10.7%
(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of March 31, 2022 (Successor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt (2)	$1,242,208	$930,997		$2,173,205	$(2,928)	$(135,808)	$2,034,469
Noncontrolling interests' share of consolidated debt	(29,212)	(13,703)		(42,915)	(5)	17,276	(25,644)
Company's share of unconsolidated affiliates' debt	608,984	89,330		698,314	(2,012)	—	696,302
Other debt (3)	153,719	—		153,719	—	—	153,719
Company's share of consolidated, unconsolidated and other debt	$1,975,699	$1,006,624		$2,982,323	$(4,945)	$(118,532)	$2,858,846
Weighted-average interest rate	5.68%	3.66%		5.00%

	As of March 31, 2021 (Predecessor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Deferred Financing Costs	Total
Consolidated debt (4)	$2,347,553	$1,182,287		$3,529,840	$(3,194)	$—	$3,526,646
Noncontrolling interests' share of consolidated debt	(29,922)	—		(29,922)	251	—	(29,671)
Company's share of unconsolidated affiliates' debt	620,896	123,309		744,205	(2,865)	—	741,340
Other debt (3)	138,926	—		138,926	—	—	138,926
Company's share of consolidated and unconsolidated debt	$3,077,453	$1,305,596		$4,383,049	$(5,808)	$—	$4,377,241
Weighted-average interest rate	5.04%	8.62%	(5)	6.11%
(1)

In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing a debt discount on the Effective Date. The debt discount is accreted over the term of the respective debt using the effective interest method.

(2)	Includes the Company’s senior secured notes which had a fair value of $395,593 as of March 31, 2022.
(3)	Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(4)	Includes $2,489,676 of liabilities subject to compromise.
(5)

The administrative agent informed the Company that interest would accrue on all outstanding obligations at the post-default rate, which was equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate on March 31, 2021 was 9.50%.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	March 31, 2022	December 31, 2021
ASSETS
Real estate assets:
Land	$594,355	$599,283
Buildings and improvements	1,161,414	1,173,106
	1,755,769	1,772,389
Accumulated depreciation	(49,188)	(19,939)
	1,706,581	1,752,450
Developments in progress	18,493	16,665
Net investment in real estate assets	1,725,074	1,769,115
Cash and cash equivalents	185,744	169,554
Available-for-sale securities - at fair value (amortized cost of $149,936 and $149,999 as of March 31, 2022 and December 31, 2021, respectively)	149,975	149,996
Receivables:
Tenant	21,818	25,190
Other	5,356	4,793
Investments in unconsolidated affiliates	100,685	103,655
In-place leases, net	341,152	384,705
Above market leases, net	216,648	234,286
Intangible lease assets and other assets	102,872	104,685
	$2,849,324	$2,945,979
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$1,639,469	$1,813,209
10% senior secured notes - at fair value (carrying amount of $395,000 as of March 31, 2022 and December 31, 2021, respectively)	395,593	395,395
Below market leases, net	141,388	151,871
Accounts payable and accrued liabilities	159,531	184,404
Total liabilities	2,335,981	2,544,879
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,807,511 and 20,774,716 issued and outstanding in 2022 and 2021, respectively	32	21
Additional paid-in capital	702,996	547,726
Accumulated other comprehensive income (loss)	39	(3)
Accumulated deficit	(192,267)	(151,545)
Total shareholders' equity	510,800	396,199
Noncontrolling interests	2,543	4,901
Total equity	513,343	401,100
	$2,849,324	$2,945,979

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	March 31, 2022	December 31, 2021
ASSETS:
Investment in real estate assets	$2,048,670	$2,364,154
Accumulated depreciation	(791,622)	(934,374)
	1,257,048	1,429,780
Developments in progress	6,717	7,288
Net investment in real estate assets	1,263,765	1,437,068
Other assets	197,179	188,683
Total assets	$1,460,944	$1,625,751
LIABILITIES:
Mortgage and other indebtedness, net	$1,501,094	$1,452,794
Other liabilities	62,755	64,598
Total liabilities	1,563,849	1,517,392
OWNERS' EQUITY:
The Company	17,238	102,792
Other investors	(120,143)	5,567
Total owners' equity	(102,905)	108,359
Total liabilities and owners’ equity	$1,460,944	$1,625,751

	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Total revenues	$63,737	$58,756
Depreciation and amortization	(18,519)	(22,973)
Operating expenses	(21,565)	(19,106)
Interest and other income	329	398
Interest expense	(6,597)	(20,396)
Gain on sales of real estate assets	3,293	—
Net income (loss)	$20,678	$(3,321)

	Company's Share for the Period
	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Total revenues	$33,082	$29,600
Depreciation and amortization	(16,456)	(13,530)
Operating expenses	(9,860)	(9,562)
Interest and other income	229	265
Interest expense	(18,497)	(9,849)
Negative investment adjustment	19,439	—
Gain on sales of real estate assets	629	—
Net income (loss)	$8,566	$(3,076)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, reorganization items, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor	Predecessor
	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2022	2021
Net loss	$(43,223)	$(28,280)
Depreciation and amortization	68,943	48,112
Depreciation and amortization from unconsolidated affiliates	8,520	13,530
Interest expense	90,659	24,130
Interest expense from unconsolidated affiliates	18,497	9,849
Income taxes	907	981
Loss on impairment	—	57,182
Gain on depreciable property from unconsolidated affiliates	(629)	—
Gain on deconsolidation	(36,250)	(55,131)
EBITDAre (1)	107,424	70,373
Reorganization items, net	1,571	—
Litigation settlement	(81)	(858)
Adjustment for unconsolidated affiliates with negative investment	(12,547)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	2,486	819
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(899)	(581)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,570)	(967)
Company's share of Adjusted EBITDAre	$95,384	$68,786
(1)	Includes $16 and $(299) for the for the three months ended March 31, 2022 and 2021 related to sales of non-depreciable real estate assets, respectively.
	Successor		Predecessor
	For the Three Months Ended March 31,		Three Months Ended March 31,
	2022		2021

Interest Expense:
Interest expense	$90,659		$24,130
Interest expense from unconsolidated affiliates	18,497		9,849
Debt discount accretion, net of noncontrolling interests' share	(78,463)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(696)		(967)
Company's share of interest expense	$29,997		$33,012
Ratio of Adjusted EBITDAre to Interest Expense	3.2	x	2.1	x

	Successor	Predecessor
	For the Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Company's share of Adjusted EBITDAre	$95,384	$68,786
Interest expense	(90,659)	(24,130)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	2,570	967
Reorganization items, net	(1,571)	—
Income taxes	(907)	(981)
Net amortization of deferred financing costs, premiums on available-for-sale securities, debt premiums and discounts	63,655	923
Net amortization of intangible lease assets and liabilities	6,323	58
Depreciation and interest expense from unconsolidated affiliates	(27,017)	(23,379)
Gain on depreciable property from unconsolidated affiliates	629	—
Adjustment for unconsolidated affiliates with negative investment	12,547	—
Litigation settlement	81	858
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	899	581
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(2,486)	(819)
(Gain) loss on outparcel sales	(16)	299
Equity in (earnings) losses of unconsolidated affiliates	(8,566)	3,076
Distributions of earnings from unconsolidated affiliates	7,840	2,566
Share-based compensation expense	2,743	395
Change in estimate of uncollectable revenues	(737)	6,486
Change in deferred tax assets	(67)	—
Changes in operating assets and liabilities	(18,216)	27,083
Cash flows provided by operating activities	$42,429	$62,769

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Minimum rents	$97,723	$97,918
Percentage rents	5,277	2,686
Other rents	1,713	893
Tenant reimbursements	29,962	33,500
Estimate of uncollectable amounts	657	(6,822)
Total rental revenues	$135,332	$128,175

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2022		Balance
								Fixed	Variable
Operating Properties:
Parkdale Mall & Crossing (1)(2)	Beaumont, TX		Mar-21		5.85%	$68,662		$68,662	$—
Hamilton Crossing & Expansion (2)	Chattanooga, TN		Apr-21		5.99%	7,780		7,780	—
Alamance Crossing (1)(2)	Burlington, NC		Jul-21		5.83%	42,250		42,250	—
Northwoods Mall (1)(2)	North Charleston, SC		Apr-22		5.08%	60,292		60,292	—
Cross Creek Mall (2)	Fayetteville, NC		May-22		4.54%	101,077		101,077	—
Arbor Place (3)	Atlanta (Douglasville), GA		May-22		5.10%	101,079		101,079	—
CBL Center (4)	Chattanooga, TN		Jun-22		5.00%	15,098		15,098	—
Southpark Mall (1)(2)	Colonial Heights, VA		Jun-22		4.85%	55,178		55,178	—
WestGate Mall (4)	Spartanburg, SC		Jul-22		4.99%	29,998		29,998	—
Fayette Mall (5)	Lexington, KY		May-23	May-26	4.25%	133,541		133,541	—
The Outlet Shoppes at Laredo	Laredo, TX		Jun-23	Jun-24	3.48%	39,150		—	39,150
Brookfield Square Anchor Redevelopment	Brookfield, WI		Dec-23	Dec-24	3.40%	27,236		—	27,236
Volusia Mall	Daytona Beach, FL		May-24		4.56%	42,984		42,984	—
The Outlet Shoppes at Gettysburg (1)(2)	Gettysburg, PA		Oct-25		4.80%	35,628		35,628	—
Jefferson Mall (1)(2)	Louisville, KY		Jun-26		4.75%	57,949		57,949	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	95,692		95,692	—
Total Loans On Operating Properties						913,594		847,208	66,386
Weighted-average interest rate						4.73%		4.83%	3.45%

Corporate Debt:
Secured term loan			Nov-25	Nov-26/Nov-27	3.75%	864,611		—	864,611
10% Senior secured notes			Nov-29		10.00%	395,000		395,000	—
	SUBTOTAL					1,259,611		395,000	864,611

Total Consolidated Debt						$2,173,205	(6)	$1,242,208	$930,997
Weighted-average interest rate						5.30%		6.48%	3.73%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-22	Apr-23	4.15%	$7,947		$—	$7,947
The Shoppes at Eagle Point (7)	Cookeville, TN		Oct-22	Oct-23	3.19%	16,793		—	16,793
West County Center	Des Peres, MO		Dec-22		3.40%	82,609		82,609	—
Friendly Center	Greensboro, NC		Apr-23		3.48%	43,784		43,784	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center (8)	Lafayette, LA		Jun-23		3.22%	26,628		26,628	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	33,968		33,968	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		3.00%	4,437		—	4,437
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	51,031		51,031	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,462		2,462	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2022		Balance
								Fixed	Variable
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,462		3,462	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.74%	8,400		—	8,400
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	33,162		33,162	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	2.73%	19,345		—	19,345
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	2.73%	6,872		—	6,872
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	2.73%	25,536		—	25,536
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001		7,001	—
York Town Center	York, PA		Mar-25		4.75%	15,005		15,005	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	40,200		40,200	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	72,662		72,662	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	35,524		35,524	—
	SUBTOTAL					698,314	(6)	608,984	89,330

Plus Other Debt:
Greenbrier Mall (9)	Chesapeake, VA		Dec-19		5.41%	61,647		61,647	—
EastGate Mall (9)	Cincinnati, OH		Apr-21		5.83%	29,951		29,951	—
Asheville Mall (9)	Asheville, NC		Sep-21		5.80%	62,121		62,121	—
	SUBTOTAL					153,719		153,719	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion (4)	Chattanooga, TN	8%	Apr-21		5.99%	(622)		(622)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,207)		(1,207)	—
The Outlet Shoppes at Laredo	Laredo, TX	35%	Jun-23	Jun-24	3.48%	(13,703)		—	(13,703)
The Outlet Shoppes at Gettysburg (1)(2)	Gettysburg, PA	50%	Oct-25		4.80%	(17,814)		(17,814)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,569)		(9,569)	—
						(42,915)	(6)	(29,212)	(13,703)

Company's Share Of Consolidated, Unconsolidated and Other Debt						$2,982,323	(6)	$1,975,699	$1,006,624
Weighted-average interest rate						5.00%		5.68%	3.66%

Total Debt of Unconsolidated Affiliates:
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-22	Apr-23	4.15%	$7,947		$—	$7,947
The Shoppes at Eagle Point (7)	Cookeville, TN		Oct-22	Oct-23	3.19%	33,585		—	33,585
West County Center	Des Peres, MO		Dec-22		3.40%	165,218		165,218	—
Friendly Center	Greensboro, NC		Apr-23		3.48%	87,568		87,568	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center (8)	Lafayette, LA		Jun-23		3.22%	40,965		40,965	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	67,937		67,937	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		3.00%	4,437		—	4,437
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	102,062		102,062	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	4,925		4,925	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,924		6,924	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.74%	16,800		—	16,800

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2022	Balance
							Fixed	Variable
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	66,323	66,323	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	2.73%	38,691	—	38,691
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	2.73%	13,743	—	13,743
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	2.73%	51,073	—	51,073
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001	7,001	—
York Town Center	York, PA		Mar-25		4.75%	30,010	30,010	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,971	262,971	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	61,846	61,846	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	145,325	145,325	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	71,049	71,049	—
						$1,346,400	$1,180,124	$166,276
Weighted-average interest rate						3.90%	4.05%	2.90%
(1)

On November 1, 2021, the Company emerged from bankruptcy. The loan remains in default due to the Company filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020, which constituted an event of default with respect to the loan.

(2)	The Company is in discussions with the lender regarding an extension.
(3)	Subsequent to March 31, 2022, the loan was extended for an additional four years, with a new maturity date of May 2026. The interest rate will remain at the current fixed rate of 5.1%.
(4)	The Company is in discussions with the lender.
(5)	The loan has three one-year extension options for a fully extended maturity date of May 1, 2026.
(6)	See page 12 for debt discounts and unamortized deferred financing costs.
(7)

Subsequent to March 31, 2022, the Company and its joint venture partner closed on a new $40,000, ten-year, non-recourse loan secured by The Shoppes at Eagle Point. The new loan bears a fixed interest rate of 5.4%. Proceeds from the new loan were utilized to retire the existing loan.

(8)

The joint venture has an interest rate swap on a notional amount of $40,965, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(9)	The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$—	$—	$61,647	$—	$61,647	2.07%	5.41%
2021	118,692	—	92,072	(622)	210,142	7.05%	5.84%
2022	362,722	82,609	—	(1,207)	444,124	14.89%	4.61%
2023	—	163,557	—	—	163,557	5.48%	3.70%
2024	109,370	98,517	—	(13,703)	194,184	6.51%	3.97%
2025	35,628	153,492	—	(17,814)	171,306	5.74%	4.09%
2026	287,182	91,953	—	(9,569)	369,566	12.39%	4.08%
2027	864,611	—	—	—	864,611	28.99%	3.75%
2028	—	108,186	—	—	108,186	3.63%	4.93%
2029	395,000	—	—	—	395,000	13.24%	10.00%
Face Amount of Debt	$2,173,205	$698,314	$153,719	$(42,915)	$2,982,323	100.00%	5.00%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$—	$—	$61,647	$—	$61,647	2.07%	5.41%
2021	118,692	—	92,072	(622)	210,142	7.05%	5.84%
2022	362,722	107,349	—	(1,207)	468,864	15.73%	4.55%
2023	199,927	138,817	—	(13,703)	325,041	10.90%	3.90%
2024	42,984	98,517	—	—	141,501	4.74%	4.16%
2025	900,239	205,245	—	(17,814)	1,087,670	36.47%	3.75%
2026	153,641	40,200	—	(9,569)	184,272	6.18%	4.34%
2028	—	108,186	—	—	108,186	3.63%	4.93%
2029	395,000	—	—	—	395,000	13.24%	10.00%
Face Amount of Debt	$2,173,205	$698,314	$153,719	$(42,915)	$2,982,323	100.00%	5.00%
(1)

During the successor period for the three months ended March 31, 2022, the Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. During the successor period November 1, 2021 through December 31, 2021, the Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. During the predecessor period January 1, 2021 through October 31, 2021, the Company deconsolidated Asheville Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

(2)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by grouped into categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores. CBL previously included Lifestyle Centers in the Mall category.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price store as well as a selection of brand name discount or off-price stores. CBL previously included Outlet Centers in the Mall category.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services, convenience offerings or other. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers. CBL previously reported its Open-Air Centers as Associated Centers and Community Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers that serve as collateral for the Secured Notes. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease. Outparcels were formerly reported as part of the Mall, Lifestyle Center, Outlet Center or Open-Air Center it is located at.

Other: Other includes other non-retail property types such as office, hotels, self-storage or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of March 31, 2022, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to March 31, 2022, were assumed to have been acquired or disposed for all periods presented.

Modified Revenue, Net Operating Income (NOI) and other financial information included in the presentation, is reflected based on CBL’s share of ownership.

Modified Revenue and NOI are supplemental non-GAAP measures of the operating performance of our shopping centers and other properties. We define Modified Revenue as property operating revenues (rental revenues and other income). We define NOI as Modified Revenue less property operating expenses (property operating, real estate taxes and maintenance and repairs). Modified Revenue and NOI exclude straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, Modified Revenue and NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

Modified Revenue Reconciliation

(Dollars in thousands)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Revenue	$135,332	$128,175
Adjustments:
Our share of revenue from unconsolidated affiliates	33,082	29,600
Noncontrolling interests' share of revenue	(1,940)	(1,925)
Lease termination fees	(1,395)	(1,111)
Straight-line rent and above- and below-market lease amortization	3,240	3,211
Management fees and non-property level revenues	626	80
Operating Partnership's share of modified revenue	168,945	158,030
Non-comparable modified revenue	(2,248)	(6,886)
Total same-center modified revenue	$166,697	$151,144

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)		In-Line Occupancy (3)
		3/31/22	3/31/21	3/31/22	3/31/21
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$410	$366	89.1%	85.9%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$436	$362	91.1%	86.7%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	95.9%	97.0%

Total Term Loan Assets (HoldCo I)		$415	$365	89.9%	86.8%

SECURED NOTES ASSETS (HOLDCO II)
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$375	$333	78.4%	76.2%

Lifestyle Centers:
Alamance Crossing West (4)		N/A	N/A	73.7%	73.7%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)		In-Line Occupancy (3)
		3/31/22	3/31/21	3/31/22	3/31/21
Hamilton Corner	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.7%	89.3%

Outparcels and Other (4):		N/A	N/A	96.2%	99.0%

Total Secured Notes Assets (HoldCo II)		$375	$333	84.2%	80.9%

JOINT VENTURE ASSETS
Malls:
Coastal Grand	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$547	$478	88.6%	84.9%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$443	$395	87.0%	84.1%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$568	$506	89.7%	87.8%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Promenade	D'Iberville, MS
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	93.6%	92.9%

Total Joint Venture Assets		$509	$448	90.1%	87.8%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
WestGate Mall	Spartanburg, SC
Total Malls		$471	$440	91.2%	85.6%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)		In-Line Occupancy (3)
		3/31/22	3/31/21	3/31/22	3/31/21
Lifestyle Centers:
Alamance Crossing East (4)	Burlington, NC	$325	$277	62.1%	59.6%

Open-Air Centers:
Hamilton Crossing	Chattanooga, TN
Parkdale Crossing	Beaumont, TX
Total Open-Air Centers		N/A	N/A	97.8%	95.1%

Other:		N/A	N/A	82.9%	97.9%

Total Consolidated Encumbered Assets		$463	$431	89.2%	85.2%

Total Same-Center Portfolio		$447	$397	88.3%	85.3%

EXCLUDED PROPERTIES
Asheville Mall	Asheville, NC
EastGate Mall	Cincinnati, OH
Greenbrier Mall	Chesapeake, VA
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)

Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Due to the temporary property and store closures that occurred during 2020 related to COVID-19, the majority of our tenants did not report sales for the full 2020 reporting period. As a result, sales for the trailing twelve months ended March 31, 2021, is computed using the first three months of 2021 and the last nine months of 2019.

(2)

Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.

(3)	Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.
(4)	Sales for Alamance Crossing are reported on a whole property basis including Alamance Crossing East and Alamance Crossing West.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2022 CBL Share
(Dollars in thousands)
	Modified Revenue	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (1)	Amortization	Leveraged Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$43,128	$29,391	$(1,489)	$-	$27,902	$-	$-	$-	$27,902
Lifestyle Centers	8,028	5,543	(536)	-	5,007	-	-	-	5,007
Open-Air Centers	1,186	967	(28)	-	939	-	-	-	939
Term Loan Debt Service	-	-	-	-	-	(8,174)	-	(15,480)	(23,654)
Total Term Loan Assets (HoldCo I)	52,342	35,901	(2,053)	-	33,848	(8,174)	-	(15,480)	10,194
							-
SECURED NOTES ASSETS (HOLDCO II)							-
Malls	26,743	14,579	(740)	-	13,839	(21)	-	-	13,818
Lifestyle Centers	551	487	-	-	487	-	-	-	487
Open-Air Centers	6,483	4,978	(21)	-	4,957	-	-	-	4,957
Outparcels	7,556	4,562	-	(1,875)	2,687	-	-	-	2,687
Other	545	289	-	-	289	-	-	-	289
Secured Notes Debt Service	-	-	-	-	-	(10,663)	788	-	(9,875)
Total Secured Notes Assets (HoldCo II)	41,878	24,895	(761)	(1,875)	22,259	(10,684)	788	-	12,363
							-
JOINT VENTURE ASSETS							-
Malls	14,967	10,113	(915)	-	9,198	(1,707)	(1,827)	(1,261)	4,403
Outlet Centers	7,132	4,326	(458)	-	3,868	(3,547)	1,788	(1,063)	1,046
Lifestyle Centers	3,768	3,072	(97)	-	2,975	(642)	-	(289)	2,044
Open-Air Centers	7,653	6,264	(27)	-	6,237	1,122	(2,525)	(2,521)	2,313
Other	-	-	-	-	-	-	-	-	-
Total Joint Venture Assets	33,520	23,775	(1,497)	-	22,278	(4,774)	(2,564)	(5,134)	9,806
							-
CONSOLIDATED ENCUMBERED ASSETS							-
Malls	35,486	24,406	(953)	-	23,453	(63,744)	54,284	(7,485)	6,508
Lifestyle Centers	1,568	1,021	(6)	-	1,015	(943)	318	(272)	118
Open-Air Centers	936	606	-	-	606	(327)	219	(80)	418
Other	967	510	-	-	510	(255)	80	(204)	131
Total Consolidated Encumbered Assets	38,957	26,543	(959)	-	25,584	(65,269)	54,901	(8,041)	7,175
							-
Total Same-Center	166,697	111,114	(5,270)	(1,875)	103,969	(88,901)	53,125	(28,655)	39,538
General and administrative	-	-	-	-	(18,074)	-	-	-	(18,074)
Management fees and other income	-	-	-	-	713	-	-	-	713
Excluded properties	1,623	2,845	(76)	-	2,769	(864)	308	-	2,213
Total Portfolio	$168,320	$113,959	$(5,346)	$(1,875)	$89,377	$(89,765)	$53,433	$(28,655)	$24,390
(1)

Non-cash interest expense consists of default interest and the accretion of debt discounts. Also, the $788 of non-cash interest expense related to the Secured Notes Debt Service represents shares of common stock issued by the Company upon the conversion of the exchangeable notes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2021 CBL Share (1)
(Dollars in thousands)
	Modified Revenue	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Leveraged Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$39,828	$26,227	$(129)	$-	$26,098	$-	$-	$-	$26,098
Lifestyle Centers	6,887	4,345	(80)	(525)	3,740	-	-	-	3,740
Open-Air Centers	1,082	869	(19)	-	850	-	-	-	850
Term Loan Debt Service	-	-	-	-	-	-	-	-	-
Total Term Loan Assets (HoldCo I)	47,797	31,441	(228)	(525)	30,688	-	-	-	30,688

SECURED NOTES ASSETS (HOLDCO II)
Malls	27,280	14,633	(268)	-	14,365	(25)	-	-	14,340
Lifestyle Centers	547	485	-	-	485	-	-	-	485
Open-Air Centers	6,086	4,136	(23)	-	4,113	-	-	-	4,113
Outparcels	2,257	4,036	-	(1,035)	3,001	-	-	-	3,001
Other	478	227	-	-	227	-	-	-	227
Secured Notes Debt Service	-	-	-	-	-	-	-	-	-
Total Secured Notes Assets (HoldCo II)	36,648	23,517	(291)	(1,035)	22,191	(25)	-	-	22,166

JOINT VENTURE ASSETS
Malls	14,285	9,734	(172)	-	9,562	(4,169)	612	(1,669)	4,336
Outlet Centers	6,728	3,745	(172)	-	3,573	(3,345)	1,509	(1,195)	542
Lifestyle Centers	3,474	2,838	(32)	-	2,806	(994)	341	(279)	1,874
Open-Air Centers	7,458	6,006	(15)	-	5,991	(1,952)	470	(2,274)	2,235
Other	-	-	-	-	-	-	-	-	-
Total Joint Venture Assets	31,945	22,323	(391)	-	21,932	(10,460)	2,932	(5,417)	8,987

CONSOLIDATED ENCUMBERED ASSETS
Malls	31,278	20,646	(407)	-	20,239	(17,021)	7,031	(7,516)	2,733
Lifestyle Centers	1,541	1,205	-	-	1,205	(965)	325	(263)	302
Open-Air Centers	824	561	-	-	561	(172)	56	(76)	369
Other	1,109	657	(10)	-	647	(189)	-	(194)	264
Total Consolidated Encumbered Assets	34,752	23,069	(417)	-	22,652	(18,347)	7,412	(8,049)	3,668

Total Same-Center	151,142	100,350	(1,327)	(1,560)	97,463	(28,832)	10,344	(13,466)	65,509
General and administrative	-	-	-	-	(12,612)	-	-	-	(12,612)
Management fees and other income	-	-	-	-	2,845	-	-	-	2,845
Excluded properties	5,871	3,448	(8)	-	3,440	(3,287)	1,317	(239)	1,231
Total Portfolio	$157,013	$103,798	$(1,335)	$(1,560)	$91,136	$(32,119)	$11,661	$(13,705)	$56,973
(1)	Represents the Predecessor period.
(2)	Non-cash interest expense consists of default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	March 31, 2022	December 31, 2021
ASSETS
Real estate assets:
Land	$174,314	$174,292
Buildings and improvements	386,998	385,577
	561,312	559,869
Accumulated depreciation	(18,121)	(7,188)
	543,191	552,681
Developments in progress	5,819	3,884
Net investment in real estate assets	549,010	556,565
Cash	15,668	17,887
Restricted cash	363	339
Receivables:
Tenant	8,437	14,180
Other	6,773	354
In-place leases, net	119,936	133,806
Above market leases, net	71,928	77,466
Other assets	3,817	1,893
	$775,932	$802,490
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$863,539	$878,949
Below market leases, net	47,423	51,333
Accounts payable and accrued liabilities	35,631	41,042
Total liabilities	946,593	971,324
Owner's deficit	(170,661)	(168,834)
	$775,932	$802,490

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
March 31,
2022
REVENUES:
Rental revenues	$51,861
Other	1,064
Total revenues	52,925
EXPENSES:
Property operating	(8,362)
Depreciation and amortization	(25,358)
Real estate taxes	(4,753)
Maintenance and repairs	(3,783)
Management fees	(2,250)
Total expenses	(44,506)
OTHER INCOME (EXPENSES):
Other income	28
Interest expense	(8,248)
Total other income (expenses)	(8,220)
NET INCOME	$199

Modified Cash NOI (1)	$36,926
Interest Coverage Ratio (2)	4.5x
Interest Coverage Ratio - pro forma (2)	4.5x
(1)

Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI presented on page 6 that is used for NOI and same-center NOI metrics.

(2)

The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. Interest Coverage Ratio for the three months ended March 31, 2022 represents actual Modified Cash NOI for the period divided by actual Facility Interest Expense for the period. The pro forma Interest Coverage Ratio represents actual trailing four-quarter Modified Cash NOI divided by actual Facility Interest Expense for the period November 1, 2021 through March 31, 2022 that has been annualized.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter-to-Date:
All Property Types (2)	552,514	$33.30	$29.11	(12.6)%	$29.55	(11.3)%
Malls, Lifestyle Centers & Outlet Centers	537,896	33.66	29.32	(12.9)%	29.77	(11.6)%
New leases	62,569	47.78	39.55	(17.2)%	42.94	(10.1)%
Renewal leases	475,327	31.80	27.98	(12.0)%	28.04	(11.8)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:

Total Leasing Activity:			Successor	Predecessor
	Square Feet		Three Months Ended March 31,	Three Months Ended March 31,
Quarter-to-Date:			2022	2021
Operating portfolio:		Same-center Malls, Lifestyle & Outlet Centers	$29.43	$30.99
New leases	234,890	Total Malls	30.16	31.98
Renewal leases	816,806	Total Lifestyle Centers	27.25	27.29
Development Portfolio:		Total Outlet Centers	26.22	26.92
New leases	—	Total Malls, Lifestyle & Outlet Centers	29.43	30.99
Total leased	1,051,696	Open-Air Centers	15.03	15.08
		Other	19.20	19.25
(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2022, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Three Months Ended March 31, 2022 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2022:
New	51	135,676	6.64	$38.49	$41.36	$41.64	$(3.15)	(7.6)%	$(0.28)	(0.7)%
Renewal	313	972,148	2.53	29.99	30.15	32.78	(2.79)	(8.5)%	(2.63)	(8.0)%
Commencement 2022 Total	364	1,107,824	3.10	31.03	31.52	33.87	(2.84)	(8.4)%	(2.35)	(6.9)%

Commencement 2023:
New	2	6,286	5.46	31.82	33.58	45.87	(14.05)	(30.6)%	(12.29)	(26.8)%
Renewal	58	138,436	2.69	53.55	53.81	53.52	0.03	0.1%	0.29	0.5%
Commencement 2023 Total	60	144,722	2.78	52.61	52.93	53.18	(0.57)	(1.1)%	(0.25)	(0.5)%

Total 2022/2023	424	1,252,546	3.06	$33.53	$33.99	$36.10	$(2.57)	(7.1)%	$(2.11)	(5.8)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Foot Locker, Inc.	85	394,640	2.96%
2	Signet Jewelers Ltd. (2)	119	171,478	2.96%
3	Victoria's Secret & Co. (3)	52	421,133	2.92%
4	American Eagle Outfitters, Inc.	61	372,258	2.42%
5	Dick's Sporting Goods, Inc. (4)	25	1,463,010	2.08%
6	Bath & Body Works, Inc. (3)	60	239,504	2.08%
7	Genesco Inc. (5)	84	163,978	1.69%
8	Finish Line, Inc.	37	193,763	1.52%
9	The Buckle, Inc.	38	196,010	1.23%
10	Luxottica Group S.P.A. (6)	84	186,838	1.19%
11	Cinemark Holdings, Inc.	9	467,190	1.16%
12	H & M Hennes & Mauritz AB	39	824,989	1.16%
13	The Gap, Inc.	46	548,605	1.13%
14	Express Fashions	30	246,437	1.10%
15	Shoe Show, Inc.	31	403,465	1.04%
16	Hot Topic, Inc.	94	221,252	0.99%
17	Spencer Spirit Holdings, Inc.	47	106,608	0.92%
18	Barnes & Noble, Inc.	17	484,185	0.91%
19	Abercrombie & Fitch, Co.	28	192,256	0.90%
20	Claire's Stores, Inc.	71	88,927	0.85%
21	The Children's Place, Inc.	37	161,714	0.77%
22	The TJX Companies, Inc. (7)	18	520,475	0.77%
23	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.69%
24	Regal Entertainment Group	7	370,773	0.68%
25	Focus Brands LLC (8)	69	48,509	0.65%
		1,211	8,725,958	34.77%
(1)

Includes the Successor Company's and Predecessor Company’s proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.

(2)

Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(3)	Formerly part of L Brands, LLC. Separated into individual legal entities effective August 2021.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(5)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)	Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)	The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(8)	Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2022	2021
Tenant allowances (1)	$2,867	$877
Deferred maintenance: (2)
Parking lot and parking lot lighting	533	—
Roof replacements	124	—
Other capital expenditures	1,822	459
Total deferred maintenance expenditures	2,479	459
Total capital expenditures	$5,346	$1,336
(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)	The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures.

Properties Under Development at March 31, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Kirkwood Mall - Five Guys, Blaze Pizza, Thrifty White, Pancheros, Chick-fil-A	Bismarck, ND	100%	15,275	$7,976	$6,233	$1,875	Q2 '22	8.9%

(1)	Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor and the successor company.
(2)	Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor and the successor company.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Arbor Place	Atlanta (Douglasville), GA	Owned by Sears. Sold to third party developer for redevelopment. Under negotiation with home store and flooring store.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened in 2021.
Coastal Grand	Myrtle Beach, SC	Owned by Sears.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Sale of parcel to Rooms to Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to Main Event expected to close mid-year.
Dakota Square Mall	Minot, ND	Sold to Scheel's for future relocation/expansion of existing store. New store under construction and expected to open 2022.	Ross Dress For Less opened. Five Below estimated opening in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Actively leasing.	Actively leasing.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Owned by Sears. Whole Foods sub-leases a third of the box. Sears still operating in the remainder.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened in November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (Dec 2019), Dick's Sporting Goods, and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened in June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Owned by Seritage.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened in November 2019.
Kirkwood Mall	Bismarck, ND		New Chick-fil-A opened. Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's Restaurant opening in 2022.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Actively leasing Women's store. Under negotiation with grocer.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Home Supply store under negotiation.
Richland Mall	Waco, TX	Dillard's opened in Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail use.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit opened. Main Event opening in Summer 2022.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant is under construction.	Von Maur is under construction. Opening 2022.
WestGate Mall	Spartanburg, SC	Sears sold to third party developer for redevelopment. Non-retail under negotiation.
Westmoreland Mall	Greensburg, PA	Building owned by Sears on ground lease. Potential for non-retail.	Stadium Casino opened in November 2020.
York Galleria	York, PA	Hollywood Casino opened in August 2021.	Life Storage purchased anchor and is under construction.